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                                                             Loan No. 03-0220389


             CAPITAL IMPROVEMENT AND TENANT FITOUT ESCROW AGREEMENT
             ------------------------------------------------------

         This Capital Improvement and Tenant Fit-Out Escrow Agreement (the "Agreement") is made as of March 17, 2004 between Wells Fargo Bank N.A. f/k/a Norwest Bank Minnesota, National Association, as Trustee for the registered holders of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-2, in its capacities as lender and escrow agent ("Lender"), and Cedar Townfair, LLC, a Delaware limited liability company ("Borrower").

                                    RECITALS
                                    --------

A. This Agreement is being executed in connection with Lender's consent to the assumption by Borrower of a mortgage loan to Townfair Center Associates, a Pennsylvania general partnership ("Seller") in the original principal amount of Ten Million Seven Hundred Thousand and No/100 Dollars ($10,700,000.00) (the "Loan"), and the Loan assumption is incident to Borrower's purchase of the real property commonly known as Townfair Center (Phase I & II), 475 South Ben Franklin Road, White Township, Pennsylvania, being more particularly described on Exhibit A attached hereto.


B. The Loan is evidenced by a Promissory Note (the "Note"), dated February 13, 1998, made by Seller and is secured by, among other things, an Open-End Mortgage, Assignment of Leases and Rents and Security Agreement (the "Security Instrument"), dated as of February 13, 1998, encumbering that certain real property situated in the County of Indiana, Commonwealth of Pennsylvania ("State"), as more particularly described on Exhibit A attached hereto and incorporated herein by this reference, together with the buildings, structures and other improvements now or hereafter located thereon (said real property, buildings, structures and other improvements being hereinafter collectively referred to as the "Property") and by other documents and instruments, and the Lender's consent to the transfer of the Property to Borrower is being made pursuant to a Consent and Assumption Agreement with Limited Release dated of even date herewith (the "Assumption Agreement") (the Note, Security Instrument, Assumption Agreement and such other documents, agreements and instruments, as the same may from time to time be amended, modified, extended, severed, split, divided, spread, restated, substituted, supplemented, consolidated, renewed or replaced, being collectively referred to herein as the "Loan Documents");


C. As a condition to Lender giving its consent to the assumption of the Loan by Borrower, the transfer of the Property to Borrower and the construction of a new 5,000 square foot building on the Property, Lender has required that Borrower deposit the Escrow Funds (hereinafter defined) with Lender pursuant and subject to the terms of this Agreement.

         NOW, THEREFORE, to induce Lender to consent to the transfer of the Property to Borrower, consent to Borrower's assumption of the Loan and consent to the construction of a new 5,000 square foot building on the Property and in consideration of the premises and the due performance of the commitments and agreements hereinafter set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Escrow. Borrower shall establish and maintain an escrow of funds with Lender pursuant to the terms of this Agreement for the payment of future customary and reasonable bona fide costs and expenses incurred by Borrower in connection with the (i) construction of a 5,000 square foot building on the Property ("New Building") and (ii) completion of tenant improvements required to be paid by Borrower in connection with a lease ("New Lease") for approximately 3,000 square feet of space in the New Building (the "Leasing Matters").




Midland 299                             1




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2.       Deposit of Escrow Funds. All amounts held by Lender at any time in escrow pursuant to this Agreement are the "Escrow Funds". On the date hereof, Borrower shall make an initial deposit of $393,310.00 with Lender, to be held in escrow by Lender according to the terms of this Agreement. The Escrow Funds shall be disbursed or applied only as specified in this Agreement.


3. Escrow Account. Lender agrees to hold all Escrow Funds in an Eligible Account (hereinafter defined) selected by Lender from time to time in the exercise of its sole discretion (the "Escrow Account"). No earnings or interest on the Escrow Funds shall be payable to Borrower. The Escrow Funds shall not constitute a trust fund and may be commingled with other monies held by Lender. The Escrow Account shall be held in the name of Lender and shall be within its sole and exclusive control, and all funds deposited in the Escrow Account shall be for the account of Lender. Except as provided herein, Borrower shall have no right to or interest in the Escrow Funds or Escrow Account and shall have no authority to withdraw Escrow Funds from the Escrow Account. An "Eligible Account" shall mean either (a) an account maintained with a depository institution or trust company, the long term unsecured debt obligations of which are rated in one of the three highest rating categories by any Rating Agency (hereinafter defined) acceptable to Lender at the time of any deposit therein or (b) a trust account maintained with a federally or state-chartered depository institution or trust company acting in its fiduciary capacity, subject to regulations regarding fiduciary funds on deposit similar to 12 C.F.R.
         Section 9.10(b). The term "Rating Agency" shall mean a nationally recognized credit rating agency (including, without limitation, Standard & Poor's Rating Group, Fitch Investors Service, L.P., Moody's Investors Service, Inc. or Duff and Phelps Credit Rating Co., and their respective successors and assigns).


4. Permitted Investments. Lender may direct the depository institution maintaining the Escrow Account to invest the Escrow Funds in one or more of the following obligations or securities (each a "Permitted Investment") having, at the time of purchase, the required ratings, if any, provided for below:


         a. Direct obligations of, or guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States of America;


         b. Direct obligations of, or guaranteed as to timely payment of principal and interest by, FHLMC, FNMA or the Federal Farm Credit System;


         c. Demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that the short-term unsecured debt obligations of such depository institution or trust company must have the highest rating available for such securities by two or more Rating Agencies acceptable to Lender;


         d. Commercial or finance company paper that is rated by two or more Rating Agencies acceptable to Lender in their highest short-term unsecured rating category at the time of such investment and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by two or more Rating Agencies in one of their two highest long-term unsecured rating categories;




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         e. Repurchase obligations with respect to any security described in clause (a) or (b) above entered into with a bank or trust company, savings and loan association or savings bank, provided that the short-term unsecured debt obligations of such depository institution or trust company must have the highest rating available for such securities by two or more Rating Agencies acceptable to Lender;


         f. Units of taxable money market funds which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States and repurchase agreements using full faith and credit issues as collateral and are rated in the highest rating category available by a Rating Agency acceptable to Lender.


5. Pledge and Security Interest. As additional security for the payment and performance by Borrower of all duties, responsibilities and obligations hereunder and under the Loan Documents, Borrower hereby unconditionally and irrevocably assigns, conveys, pledges, mortgages, transfers, delivers, deposits, sets over and confirms unto Lender, and hereby grants to Lender a security interest and a valid and perfected first lien in (a) the Escrow Funds, (b) the Escrow Account, (c) all insurance of the Escrow Account, (d) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto,
         (e) all sums now or hereafter therein or represented thereby, (f) all replacements, substitutions or proceeds thereof, (g) all instruments and documents now or hereafter evidencing the Escrow Funds or the Escrow Account, (h) all powers, options, rights, privileges and immunities pertaining to the Escrow Funds or the Escrow Account (including the right to make withdrawal therefrom), and (i) all proceeds of the foregoing. Lender may deliver notice of its interest in the Escrow Funds and Escrow Account at any time to the financial institution wherein the Escrow Account has been established, and Lender shall have possession of all passbooks or other evidences of such Escrow Account. Borrower hereby assumes all risk of loss with respect to amounts on deposit in the Escrow Account, except to the extent caused by the gross negligence or intentional misconduct of Lender. Borrower hereby agrees that the advancement of Escrow Funds from the Escrow Account as set forth herein is at Borrower's direction and is not the exercise by Lender of any right of set-off or other remedy upon an Event of Default (as defined in the Loan Documents). Borrower hereby waives all right to withdraw Escrow Funds from the Escrow Account, except upon full satisfaction of all amounts then due and payable under the Loan. Borrower agrees to execute and deliver on demand any and all documentation requested by Lender to further evidence or perfect such assignment, including, without limitation, Uniform Commercial Code financing statements. Borrower hereby irrevocably constitutes and appoints Lender as its attorney-in-fact, with full power of substitution and transfer, to execute and deliver any and all such documentation. The power of attorney hereby granted shall be irrevocable and coupled with an interest. This Agreement shall constitute a Security Agreement under the Uniform Commercial Code as enacted in the Commonwealth of Pennsylvania and upon an Event of Default, Lender may exercise any or all of the remedies available at law or in equity including, without limitation, the remedies specified in this Agreement and the remedies available to a secured party following default as specified in such Uniform Commercial Code. Lender and Borrower hereby acknowledge and agree that Lender has a valid and perfected first priority lien on, and security interest in, any Escrow Funds now or hereafter held in the Escrow Account.




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6.       Disbursement of Escrow Funds to Borrower. Lender shall disburse all or part of the Escrow Funds to Borrower as provided herein upon satisfaction of the following terms and conditions:

         a. Borrower has delivered to Lender an affidavit, in form satisfactory to Lender, specifying the amount of the requested disbursement, and:

            i. With respect to a requested disbursement for the partial or complete construction of the New Building, certifying that all such constructed improvements have been completed and that all costs in connection therewith have been paid. Simultaneously with submitting such affidavit, Borrower shall also submit: (1) lien waivers from the general contractor, any subcontractors and all materialmen and suppliers showing that they have been paid for all work and that no liens are claimed; (2) an endorsement to the Lender's loan policy in the form attached hereto as Exhibit B insuring that no items have been recorded since the date of the loan policy and insuring that the loan policy is still in full force and effect; (3) each request must be in writing and specify in detail the cost of the labor that has been performed and the materials that have been incorporated into the New Building since the date of the previous request, if any; (4) each request must be certified to be true and correct by the general contractor and must be accompanied by all invoices, paid receipts, certificates, proof of subcontractor payments and other documents that Lender may request at any time.

            ii. With respect to a requested disbursement for tenant improvements related to the New Lease, certifying that all such tenant improvements have been completed and that all costs in connection therewith have been paid, and that, to the extent applicable, Borrower has reimbursed the related tenant for any amounts paid by such tenant for such improvements. Simultaneously with submitting such affidavit, Borrower shall also submit: (1) lien waivers from the general contractor, any subcontractors and all materialmen and suppliers showing that they have been paid for all work and that no liens are claimed;
                (2) a written confirmation from the related tenant that it has accepted the space and the improvements made and has no claim against the landlord for any unperformed work or un-reimbursed allowances; (3) to the extent not delivered to the Lender as of the date hereof, a certified copy of the fully executed lease of the related tenant; and (4) if required by Lender, an estoppel certificate and a subordination, non-disturbance and attornment agreement from the related tenant in form and content acceptable to Lender.

         b. Borrower has delivered to Lender, at Borrower's cost: (i) copies of building permits or any other certificates required and issued by governmental authorities in connection with any work performed for which reimbursement is being sought under this Agreement; and (ii) if required by Lender, an endorsement to Lender's loan policy of title insurance obtained in connection with the Loan, insuring Lender against any mechanic's liens in connection with such work.

         c. Borrower has delivered to Lender such other documents as Lender shall reasonably require to confirm the satisfaction of the conditions contained herein and the completion of the work performed for which reimbursement is being sought under this Agreement.




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         d. All disbursements requested by Borrower shall be at least $5,000 and no requests for disbursements shall be made more often than once during any calendar month.

         e. No Event of Default under the Loan Documents exists as of the date of Borrower's request for a disbursement or the actual date of such a disbursement.

         f. Lender shall have the right, but not the obligation, at Borrower's cost and expense, to inspect the Property and/or to have the documentation regarding the Leasing Matters and the New Building reviewed to verify that the Leasing Matters and New Building for which reimbursement is being sought have been completed in a good and workmanlike manner and are otherwise acceptable to Lender.

         g. Upon completion of the construction of the New Building, Borrower shall deliver to the Lender (i) a permanent unconditional certificate of occupancy or its equivalent and such other permits and certificates for the uses and occupancy of the New Building;
            (ii) an as-built survey showing the location of all improvements, lot lines, street lines, setback lines, utility lines, easements, rights of way in form and content acceptable to Lender; (iii) such affidavits and other documentation necessary to assure the Lender that all costs, expenses and charges incurred in constructing the New Building have been paid and there in no secondary, gap or other financing involved in connection therewith. However, the foregoing shall not be deemed to require the deliverance or issuance of a certificate of occupancy for the interior fit-out of the 2,000 square feet of the New Building that is not part of the Leasing Matters.

         h. Notwithstanding anything to the contrary herein, Lender shall not be required to disburse all or part of the Escrow Funds for (i) costs incurred by Borrower with respect to materials stored on or off the Property; (ii) soft costs, including without limitation, professional and attorneys' fees; or (iii) bonding requirements. Lender shall not be required to disburse all or part of the Escrow Funds unless (i) Borrower is in compliance with all applicable mechanics and construction lien laws, (ii) no construction, mechanics or other lien is imposed on the Property and (iii) no notices of or lien claim is recorded.


7. Default by Borrower. Any failure of Borrower to comply with the terms of this Agreement or any other Loan Document shall be an Event of Default, and shall entitle Lender to pursue any and all remedies available to it pursuant to this Agreement, any other Loan Document, at law or in equity. Without limiting the foregoing, upon the occurrence and during the continuation of an Event of Default, Lender shall have the right, but not the obligation, without notice or demand on
         Borrower: (a) to withdraw any or all of the Escrow Funds and to disburse and apply the same, after deducting all costs and expenses of safekeeping, collection and delivery (including, but not limited to, attorney fees, costs and expenses) to the obligations of Borrower hereunder or under any Loan Document in such manner as Lender shall deem appropriate in its sole discretion; (b) to complete any such acts, in the Borrower's stead, in such manner and to the extent Lender deems necessary to fulfill the purpose of this Agreement; (c) to exercise any and all rights and remedies of a secured party under any applicable Uniform Commercial Code; and (d) to exercise any other remedies available at law or in equity. No such use or application of the Escrow Funds shall be deemed to cure any Event of Default. Any disbursement made by Lender shall continue to be part of the Loan and secured by the



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         Loan Documents. No further direction or authorization from Borrower shall be necessary to warrant such direct disbursement by Lender and all such disbursements shall satisfy the obligation of Lender hereunder and shall be secured by the Loan Documents as fully as if made directly to Borrower.

8. Indemnity. Borrower represents and warrants to Lender that as of the date hereof, there are no liens or outstanding claims for which a lien could be recorded against the Property. Borrower hereby indemnifies and holds Lender harmless against all claims, losses, costs, damages and expenses (including attorney fees), which Lender may incur arising from the inaccuracy of the foregoing representation and warranty, any breach by Borrower of this Agreement, any action taken by Lender hereunder and/or any and all claims and demands asserted against Lender arising out of this Agreement; excepting, however, those based upon its willful misconduct or gross negligence. The amount of any such claims, losses, costs, damages and expenses, with interest thereon at the Default Rate (as defined in the Note), shall be payable by the Borrower immediately upon demand and, if not so paid, may be reimbursed by withdrawal from the Escrow Account.

9. Covenants. Borrower covenants, agrees and represents to the Lender that:

         a. Borrower shall diligently proceed with the construction of the New Building and Borrower shall complete construction of the New Building, including such street improvements, curbs, sidewalks, grading, parking, utilities and connection as may be required for the normal use thereof, within 12 months from the date hereof.

         b. Borrower has all necessary approvals from governmental or quasi-governmental authorities having jurisdiction over the Property, including, but not limited to, street openings or closings, zoning and use permits, sewer permits, environmental permits and approvals, building permits, highway occupancy permits, and subdivision and land development approvals have been obtained for the construction of the New Building, and such approvals are final, unappealed and unappealable and remain in full force and effect.

         c. All construction shall be performed strictly in accordance with all applicable statutes, laws and ordinances, and in accordance with the rules, regulations and requirements of all regulatory authorities having jurisdiction.

         d. The New Building when constructed will be wholly within the title lines, building setback lines and building restrictions lines, however established, and will not violate applicable use or other restrictions contained in prior conveyances, zoning laws or regulations, conditions of subdivision or land development approval, or elsewhere and Borrower will furnish satisfactory evidence to Lender with respect thereto.


10.      Limitation of Liability of Lender.

         a. Lender shall have no liability to any person based upon its errors in judgment, its performance of its duties under this Agreement, any claimed failure to perform its duties hereunder, any action taken or omitted in good faith or any mistake of fact or law; provided that Lender shall be liable for damages arising out of its gross negligence or intentional misconduct. Lender shall be automatically released from all obligation and liability hereunder upon its



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            disbursement, delivery or deposit of the Escrow Funds in accordance with the provisions of this Agreement.

         b. The duties of Lender in its capacity as escrow agent hereunder are purely ministerial. In such capacity, Lender is acting as a stakeholder for the accommodation of Borrower and is not responsible or liable in any manner whatsoever related to any signature, notice, request, waiver, consent, receipt or other document or instrument pursuant to which Lender may act, including, without limitation, terms and conditions, sufficiency, correctness, genuineness, validity, form of execution, or the identity, authority or right of any person executing or depositing the same.

         c. Lender shall not be responsible for the validity or sufficiency of any cash, instruments, wire transfer or any other property delivered to it hereunder, for the value or collectibility of any check or other instrument so delivered or for any representation made or obligations assumed by Borrower or any other party to the Loan Documents. Nothing herein contained shall be deemed to obligate Lender to deliver any cash or any other funds or property referred to herein, unless the same shall have first been received by Lender pursuant to this Agreement.

         d. In no event whatsoever shall Lender be liable for any losses related to the Escrow Funds resulting from an investment of Escrow Funds made in accordance with the terms hereof.

         e. Upon the assignment of the Loan and the Loan Documents by Lender, any Escrow Funds then held by Lender shall be turned over to the assignee and all responsibility of Lender with respect thereto shall be terminated.

11. Assignment. Borrower hereby collaterally assigns to Lender, as additional security for the Loan, its rights under any contract entered into by Borrower related to any matters for which reimbursement could be sought by Borrower under this Agreement. Any such contract shall provide that Lender shall have the right to require performance of such contract but shall have no liability for any amounts owed by Borrower and incurred prior to the date Lender exercises its rights herein provided to require performance.

12. Notices. Any notice, consent, request or other communication required or permitted hereunder shall be in writing and shall be deemed properly given if delivered in accordance with the notice requirements contained in the Note.

13. Governing Law. The terms and provisions hereof shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

14. Binding Agreement. This Agreement is freely assignable by Lender, its successors, endorsees and assigns, and shall be binding upon the heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto, including any assignee of the Note or any of the other Loan Documents; provided, however, the foregoing shall not be deemed or construed to (a) permit the assignment by Borrower of any of Borrower's rights or obligations hereunder, or (b) confer any



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         right, title, benefit, cause of action or remedy upon any person or entity not a party hereto except for assignees of the Note or any of the other Loan Documents.

15. Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.

16. Rules of Construction. The parties acknowledge that each party and its counsel have reviewed and have had input in the drafting of this Agreement. The parties hereby agree that normal rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto. For purposes of this Agreement the word "person" shall include an individual, corporation, limited liability company, limited liability partnership, limited partnership, partnership, trust, unincorporated association, government, governmental authority and any other entity.

17. No Third Party Beneficiaries. No person not a party to this Agreement shall have any third party beneficiary claim or other right hereunder or with respect hereto.

18. Amendment. This Agreement may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same Agreement.

20. Disposition of Escrow Funds on Repayment of Loan. At such time as the Loan, is paid in full, Lender shall return any funds then on deposit in the Escrow Account to Borrower.

21. Remedies Not Exclusive. Lender's rights and remedies under this Agreement are cumulative and in addition to every other right or remedy now or hereafter existing under any Loan Document, at law or in equity. No delay or omission of Lender to exercise any of its rights or powers shall impair or be a waiver of such right or power. The resort to any remedy hereunder shall not prevent the concurrent or subsequent exercise of any other remedy Lender may have.





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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective the day and year set forth above.

WITNESS:                          BORROWER:


                                  Cedar Townfair, LLC,
                                  a Delaware limited liability company

                                  By: Cedar Shopping Centers Partnership, L.P. a Delaware limited partnership its Sole Member

                                       By:  Cedar Shopping Centers, Inc.
                                            a Maryland corporation
                                            its Sole General Partner



_______________________                     By:_________________________________
                                            Print  Name: Leo S. Ullman
                                            Title: President




















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WITNESS:                          LENDER:

                                  Wells Fargo Bank N.A. f/k/a Norwest Bank
                                  Minnesota, National Association, as Trustee for the registered holders of NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-2


                                  By:  Midland Loan Services, Inc.,
                                       a Delaware corporation,
                                       Its Attorney-in-Fact



_________________                      By:________________________________
                                       Name:
                                       Title:














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                                    Exhibit A
















































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                                    Exhibit B
















































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